Exhibit 32.1

Joint Certification of Principal Executive Officer and Principal Financial Officer Required by Exchange Act Rule 13a-14(b)

In connection with the Quarterly Report of Xethanol Corporation (the “Company”) on Form 10-QSB for the quarters ended September 30, 2006 and 2005 as filed with the Securities and Exchange Commission (the “Report”), we, Louis Bernstein, President and Interim Chief Executive Officer, and Lawrence Bellone, Principal Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Xethanol.

November 14, 2006

/s/ David Ames
David Ames
President and Chief Executive Officer

/s/ Lawrence Bellone
Lawrence Bellone
Principal Financial and Accounting Officer